Exhibit 10.1

INDEMNIFICATION AGREEMENT

          This Indemnification Agreement (this “Agreement”), dated as of January 15, 2009, is executed by Michael Friess and Sanford Schwartz (collectively, the “Indemnitors”) in favor of Henry County Plywood Corporation, a Nevada corporation (“HCP”), Organic Region Group Limited, a British Virgin Islands company (“Organic Region”); Fuji Sunrise International Enterprises Limited, a British Virgin Islands company (“Fuji Sunrise”), Southern International Develop Limited, a British Virgin Islands company (“Southern International”), HK Organic Region Limited, a Hong Kong company (“HK Organic”), Zhuhai Organic Region Modern Agriculture Ltd., a PRC company (“Zhuhai Organic”) and Guangzhou Organic Region Agriculture Ltd., a PRC company (“Guangzhou Organic,” and together with Organic Region, Fuji Sunrise, Southern International, HK Organic and Zhuhai Organic, the “Organic Region Companies”), and the Shareholders of Organic Region listed on Annex A hereto (the “Shareholders”).

BACKGROUND

          Prior to the date hereof, Indemnitors were the controlling stockholder of HCP.

          HCP, the Organic Region Companies and the Shareholders are parties to a share exchange agreement, dated as of the date hereof (the “Share Exchange Agreement”), pursuant to which the Shareholders have agreed to exchange all of their capital stock in New Resources for shares of HCP’s capital stock constituting, in the aggregate, approximately 98% of the issued and outstanding capital stock of HCP on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

AGREEMENT

          NOW, THEREFORE, as partial consideration for the execution by HCP, the Organic Region Companies and the Shareholders of the Share Exchange Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Indemnitors covenants and agrees as follows:

          1.        Indemnitors shall defend, protect, indemnify and hold harmless the Shareholders, HCP and the Organic Region Companies and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors, and any of their agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by the Share Exchange Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (each, an “Indemnified Liability” and collectively, the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Indemnitors or HCP in the Share Exchange Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Indemnitors or HCP contained in the Share Exchange Agreement or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of HCP) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Share Exchange Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (ii) Indemnified Liabilities based upon any matter relating to HCP that occurred on or prior to the date hereof.

          2.        Promptly after receipt by an Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against Indemnitors under this Agreement, deliver to the Indemnitors a written notice of the commencement thereof, and the Indemnitors shall have the right to participate in, and, to the extent the Indemnitors so desires, jointly with any other Indemnitors similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Indemnitors and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the Indemnitors, if the named parties to such proceeding include both the Indemnitors and the Indemnitee and, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the Indemnitors would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The Indemnitee shall cooperate fully with the Indemnitors in connection with any negotiation or defense of any such action or claim by the Indemnitors and shall furnish to the Indemnitors all information reasonably available to the Indemnitee which relates to such action or claim. The Indemnitors shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No Indemnitors shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Indemnitors shall not unreasonably withhold, delay or condition its consent. The Indemnitors shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Indemnitors shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Indemnitors within a reasonable time of the commencement of any such action shall not relieve such Indemnitors of any liability to the Indemnitee, except to the extent that the Indemnitors is prejudiced in its ability to defend such action.

          3.        The indemnification required by this Agreement shall be made by periodic payments of the amount thereof during the course of the defense against any of the Indemnified Liabilities, reasonably promptly upon the receipt by such Indemnitee of written bills (with such appropriate supporting information as is reasonably requested by the Indemnitors that damages have been incurred and the amount thereof (together with such appropriate supporting information as is reasonably requested by the Indemnitors); provided that the Indemnitee, as applicable, shall reimburse all such payments to the extent it is finally judicially determined that such Indemnitee is not entitled to indemnification hereunder.

          4.        As security for the payment and discharge of Indemnitors’ obligations hereunder, Indemnitors hereby pledge (the “Pledge”) to Organic Region, an aggregate of 499,889 shares of common stock of HCP (the “HCP Shares”) owned and controlled by them. In furtherance of the Pledge, Indemnitors shall deliver, or cause to be delivered to Organic Region on the date hereof, the certificates representing the HCP Shares, together with all bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to HCP’s transfer agent) (together with the HCP Shares, the “Escrow Documents”). Organic Region shall hold the Escrow Documents in escrow until December 31, 2009 (the “Escrow Period”), following which time, the Escrow Documents shall be returned to the Indemnitors. Notwithstanding the foregoing, if, at any time during the Escrow Period, the security becomes enforceable due to an outstanding Indemnified Liability, Organic Region may, after providing five (5) days written notice to the Indemnitors of such outstanding Indemnified Liability, assume ownership of the HCP Shares; provided, however, that if the Indemnitors cure such outstanding Indemnified Liability prior to the fifth (5th) day following delivery of such written notice, Organic Region shall not be able to claim ownership of the shares. During the Escrow Period, so long as Organic Region does not assume ownership of the HCP Shares, Indemnitors shall be entitled to exercise all voting rights in respect of the HCP Shares, however, any dividends or other distributions with regard to the HCP Shares will be held in escrow and will be subject to the terms and conditions hereof. Indemnitors hereby covenant that, during the Escrow Period, they will not, without the prior written consent of Organic Region, permit any sale, assignment, exchange or transfer of, or create or permit to arise or subsist any pledge, lien, hypothecation or other encumbrance, priority or security interest in all or any portion of the HCP Shares.

          5.        To the extent that the undertaking by the Indemnitors hereunder may be unenforceable for any reason, the Indemnitors shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          6.        The Indemnitors acknowledges that it has reviewed the representations and warranties of HCP contained in Article IV of the Share Exchange Agreement and hereby incorporates and makes such representations and warranties to the Indemnitees as if set forth in full herein.

          7.        All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Indemnitors, to:

5353 Manhattan Circle
Suite 101
Boulder, Colorado 80303
Attention: Michael Friess
Facsimile: +1 303-499-6666

If to the Indemnitees, to

Organic Region Group Limited
6F No.947,Qiao Xing Road
Shi Qiao Town, Pan Yu District
Guangzhou, China
Attention: Anson Ming
Facsimile: +86 20-84890227

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, CA 94105-2228
Attention: Scott C. Kline, Esq.
Facsimile: +1 415.983.1200

          8.        Notwithstanding any other provision contained in the Share Exchange Agreement, the indemnity provided under this Agreement shall remain in full force and in effect for any claims made within a period of twenty-four (24) months from the date hereof. The indemnity contained herein shall be in addition to (a) any cause of action or similar right of any Indemnitee against the Indemnitors or others, and (b) any liabilities the Indemnitors may be subject to pursuant to applicable law.

          9.        This Agreement shall be deemed to have been made under and be governed by, and construed in accordance with, the laws of the State of New York, in all respects, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Nevada are mandatorily applicable to any of the transactions.

          10.      This Agreement may not be amended, modified, or supplemented except in writing executed by the parties hereto. No provision contained herein shall be waived unless the same shall be in writing and signed by each of the parties hereto and shall be effective only in the specific instance and for the specific purpose given.

          11.      This Agreement may be executed, and accepted and agreed to in several counterparts, each of which will be deemed to be an original, and such counterparts together will constitute but one and the same instrument. Facsimile signatures shall be deemed to have the same effect as originals.

[Remainder of Page Intentionally Left Blank]

[Indemnitors Signature Page]

          IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

/s/ Michael Friess

Michael Friess

/s/ Sanford Schwartz

Sanford Schwartz

[HCP Signature Page]

          IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HENRY COUNTY PLYWOOD CORPORATION

By:	/s/ Michael Friess

Name: Michael Friess
Title: President

[Organic Region Companies Signature Page]

          IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ORGANIC REGION GROUP LIMITED

By:	/s/

Name:
Title:

FUJI SUNRISE INTERNATIONAL ENTERPRISES LIMITED

By:	/s/

Name:
Title:

SOUTHERN INTERNATIONAL DEVELOP LIMITED

By:	/s/

Name:
Title:

HK ORGANIC REGION LIMITED

By:	/s/

Name:
Title:

ZHUHAI ORGANIC REGION MODERN AGRICULTURE LTD.

By:	/s/

Name:
Title:

GUANGZHOU ORGANIC REGION AGRICULTURE LTD.

By:	/s/

Name:
Title:

[Shareholders’ Signature Page]

          IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LOGO INTERNATIONAL HOLDINGS LIMITED

By:	/s/

Name:
Title:

GRAND WILL INVESTMENT GROUP LIMITED

By:	/s/

Name:
Title:

GOOD JOY INTERNATIONAL GROUP INVESTMENT LIMITED

By:	/s/

Name:
Title:

ALPHA FORTUNE GLOBAL DEVELOP LIMITED

By:	/s/

Name:
Title:

LONG RICH GLOBAL INVEST LIMITED

By:	/s/

Name:
Title:

MULTI BILLION INVESTMENT DEVELOPMENT LIMITED

By:	/s/

Name:
Title:

WELLDONE INVESTMENT DEVELOPMENT LIMITED

By:	/s/

Name:
Title:

Annex A

No.	Name and Address of Shareholder	Tax ID (if applicable)	Number of Shares of Organic Region Stock Being Exchanged	Percentage of Total Organic Region Stock Represented By HCP Stock Being Exchanged	Number of Shares of HCP Stock to be Received by Shareholder

1	Logo International Holdings Limited Pelm Grove House P.O. Box 438 Road Town, Tortola British Virgin Islands	N/A	375	37.5%	30,618,207

2	Grand Will Investment Group Limited OMC Chambers P.O. Box 3152 Road Town, Tortola British Virgin Islands	N/A	375	37.5%	30,618,207

3	Good Joy International Group Investment Limited Drake Chambers, P.O. Box 3152 Road Town, Tortola British Virgin Islands	N/A	50	5%	4,082,428

4	Alpha Fortune Global Develop Limited Drake Chambers P.O. Box 3321 Road Town, Tortola British Virgin Islands	N/A	50	5%	4,082,428

5	Long Rich Global Invest Limited Drake Chambers P.O. Box 3321 Road Town, Tortola British Virgin Islands	N/A	50	5%	4,082,428

6	Multi Billion Investment Development Limited Drake Chambers P.O. Box 3321 Road Town, Tortola British Virgin Islands	N/A	50	5%	4,082,428

No.	Name and Address of Shareholder	Tax ID (if applicable)	Number of Shares of Organic Region Stock Being Exchanged	Percentage of Total Organic Region Stock Represented By HCP Stock Being Exchanged	Number of Shares of HCP Stock to be Received by Shareholder

7	Welldone Investment Development Limited Drake Chambers P.O. Box 3321 Road Town, Tortola British Virgin Islands	N/A	50	5%	4,082,428

	TOTAL		1,000	100%	81,648,554